Exhibit 99(ii)

STATEMENT UNDER OATH OF PRINCIPAL FINANCIAL OFFICER REGARDING FACTS AND CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS

I, David J. FitzPatrick, Senior Vice President, Chief Financial Officer of United Technologies Corporation, state and attest that:

(1)	To the best of my knowledge, based upon a review of the covered reports of United Technologies Corporation, and, except as corrected or supplemented in a subsequent covered report:
no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)	I have reviewed the contents of this statement with United Technologies Corporation’s Audit Committee.
(3)	In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":
Annual Report on Form 10-K of United Technologies Corporation filed with the Commission for the year ended December 31, 2001;

all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of United Technologies Corporation filed with the Commission subsequent to the filing of the Form 10-K identified above; and

any amendments to any of the foregoing.
/s/ David J. FitzPatrick David J. FitzPatrick August 1, 2002	Subscribed and sworn to before me this 1st day of August, 2002. /s/ Dolores B. Plourde Notary Public: Dolores B. Plourde My Commission Expires: January 31, 2004